EXHIBIT (a)(1)(v)

Offer to Purchase for Cash
All Outstanding Shares of Class A Common Stock
of
U.S. Xpress Enterprises, Inc.
at
$20.10 Net Per Share
by
New Mountain Lake Acquisition Company

The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on October 11, 2007, unless the Offer is extended.

September 12, 2007

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 12, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by New Mountain Lake Acquisition Company, a Nevada corporation (“Purchaser”) and a wholly owned subsidiary of New Mountain Lake Holdings, LLC, a Nevada limited liability company (“Holding Company”), to purchase all outstanding shares of Class A Common Stock, par value $0.01 per share (“Class A Shares”), of U.S. Xpress Enterprises, Inc., a Nevada corporation (“U.S. Xpress”), other than Class A Shares already owned by Purchaser, Holding Company, and the Continuing Investors (as defined in the Offer to Purchase), at $20.10 per Class A Share, net to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF CLASS A SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH CLASS A SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER THE CLASS A SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of Class A Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

1. The tender price is $20.10 per Class A Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and conditions set forth in the Offer.

2. The Offer is being made for all outstanding Class A Shares not owned by Purchaser, Holding Company, and the Continuing Investors.

3. THE OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF THE U.S. XPRESS BOARD OF DIRECTORS.

4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 11, 2007, UNLESS THE OFFER IS EXTENDED.

5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn a number of Class A Shares that, excluding the Class A Shares beneficially owned by Purchaser, Holding Company, the Continuing Investors, and the directors and executive officers of U.S. Xpress, will constitute at least a majority of the remaining outstanding Class A Shares as of the date the Class A Shares are accepted for payment pursuant to the Offer (the “Majority of Unaffiliated Shares Condition”); (ii) there being validly tendered and not withdrawn a number of Class A Shares that, when aggregated with the Class A Shares and Class B Shares to be contributed by the Continuing Investors to Purchaser, will represent ninety percent (90%) of the issued and outstanding Class A Shares and Class B Shares combined, on a fully diluted basis, as of the date the Class A Shares are accepted for payment pursuant to the Offer (the “90% Condition”); (iii) Purchaser’s receipt of proceeds under its financing commitment from SunTrust Bank and SunTrust Robinson Humphrey, Inc. (the “Funding Condition”); (iv) the taking of all necessary action by the U.S. Xpress board of directors to render inapplicable all relevant anti-takeover statutes, including Section 78.378, et seq. of the Nevada Revised Statutes, and the continuing effectiveness of such action (the

“Anti-Takeover Condition”); and (v) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the regulations thereunder (the “Antitrust Condition”). The Offer also is conditioned upon certain other conditions described in “The Tender Offer — Section 11. Conditions to the Offer”. Any of the conditions to the Offer, other than the Majority of Unaffiliated Shares Condition and the Antitrust Condition, may be waived by Purchaser. Purchaser, however, will not waive the 90% Condition without the prior consent of the special committee of U.S. Xpress’s board of directors. The Majority of Unaffiliated Shares Condition and the Antitrust Condition are not waivable.

6. Tendering holders of Class A Shares (“Holders”) whose Class A Shares are registered in their own name and who tender directly to LaSalle Bank, as depositary (the “Depositary”), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Class A Shares by Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

7. Notwithstanding any other provision of the Offer, payment for Class A Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Class A Shares (or a confirmation of a book-entry transfer of such Class A Shares (a “Book-Entry Confirmation”) into the Depositary’s account at the Depositary Trust Company (the “Book-Entry Transfer Facility”); (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or, in the case of a Book-Entry Transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Transmittal Letter; and (c) any other required documents. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Class A Shares or Book-Entry Confirmations with respect to Class A Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF TENDERED CLASS A SHARES BE PAID, REGARDLESS OF ANY DELAY IN MAKING SUCH PAYMENT.

The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of Class A Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Class A Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish to have us tender any or all of the Class A Shares held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the instruction form set forth herein. If you authorize the tender of your Class A Shares, all such Class A Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 11, 2007.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK

OF

U.S. XPRESS ENTERPRISES, INC.

BY

NEW MOUNTAIN LAKE ACQUISITION COMPANY

The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated September 12, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by New Mountain Lake Acquisition Company, a Nevada corporation (“Purchaser”) and a wholly owned subsidiary of New Mountain Lake Holdings, LLC, a Nevada limited liability company (“Holding Company”), to purchase all outstanding shares of Class A Common Stock, par value $0.01 per share (“Class A Shares”), of U.S. Xpress Enterprises, Inc., a Nevada corporation (“U.S. Xpress”), other than Class A Shares already owned by Purchaser, Holding Company, and the Continuing Investors, at $20.10 per Class A Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

This will instruct you to tender to Purchaser the number of Class A Shares indicated below (or, if no number is indicated below, all Class A Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*

Sign Here

Account No.:

Signature(s):

Dated:

Print Name(s):

Address(es):

Area Code and Telephone Number:

Tax Identification or Social Security Number:

*	Unless otherwise indicated, it will be assumed that all Class A Shares held by us for your account are to be tendered.